Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3, Amendment No. 1, of ReposiTrak, Inc. of our report dated September 29, 2025, relating to the financial statements of ReposiTrak, Inc. as of and for the years ended June 30, 2025 and 2024.

We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ Haynie

Haynie

Salt Lake City, Utah

September 22, 2026